Contact:

William S. Jones
Executive Vice President
and Chief Administrative Officer
615/849-2272

CAVALRY BANCORP, INC. REPORTS
SECOND QUARTER EARNINGS

Murfreesboro, Tennessee—July 30, 2004—Cavalry Bancorp, Inc. (the “Company”) (Nasdaq NMS:CAVB) announced today second quarter and year-to-date consolidated earnings for its wholly-owned subsidiary Cavalry Banking (“Bank”) and the Company.

Net income decreased from $1.3 million or $0.19 per share diluted for the quarter ended June 30, 2003 to $1.2 million or $0.17 per share diluted for the quarter ended June 30, 2004. Annualized return on average assets decreased from 1.12% for the quarter ended June 30, 2003 to 0.92% for the quarter ended June 30, 2004. Annualized return on average equity decreased from 9.91% for the quarter ended June 30, 2003 to 8.48% for the quarter ended June 30, 2004.

Net income decreased from $2.4 million or $0.37 per share diluted for the six months ended June 30, 2003 to $2.2 million or $0.33 per share diluted for the six months ended June 30, 2004. Annualized return on average assets decreased from 1.09% for the six months ended June 30, 2003 to 0.86% for the six months ended June 30, 2004. Annualized return on average equity decreased from 9.66% for the six months ended June 30, 2003 to 7.94% for the six months ended June 30, 2004.

This decrease in earnings for the quarter was a result of decreased gain on sale of loans, increased provision for losses on loans and increased non-interest expense. These factors were partially offset by increased interest income, increased other non-interest income and a decline in interest expense. Net interest income increased 16.46% from $4.0 million for the quarter ended June 30, 2003, to $4.7 million for the same period in 2004. Gain on sale of loans decreased 52.06% from $1.7 million for the quarter ended June 30, 2003 to $816,000 for the same period in 2004. Other income increased 5.27% from $2.3 million for the quarter ended June 30, 2003, to $2.4 million for the same period in 2004. Other expenses for the quarter ended June 30, 2004 increased $37,000 or 0.63% from the quarter ended June 30, 2003.

This decrease in earnings for the six months was a result of decreased gain on sale of loans, and increased non-interest expense. These factors were partially offset by increased interest income, increased other non-interest income and a decline in interest expense. Net interest income increased 15.04% from $7.9 million for the six months ended June 30, 2003, to $9.1 million for the same period in 2004. Gain on sale of loans decreased 53.64% from $3.0 million for the six months ended June 30, 2003 to $1.4 million for the same period in 2004. Other income increased 9.24% from $4.6 million for the six months ended June 30, 2003, to $5.0 million for the same period in 2004. Other expenses increased 2.09% from $11.5 million for the six months ended June 30, 2003, to $11.7 million for the same period in 2004.

Total assets of the Company increased from $515.2 million at December 31, 2003 to $523.6 million at June 30, 2004. Net loans receivable increased from $350.4 million at December 31, 2003 to $409.4 million at June 30, 2004. Loans held-for-sale increased from $2.6 million at December 31, 2003 to $3.9 million at June 30, 2004. Deposits increased from $454.3 million at December 31, 2003 to $460.9 million at June 30, 2004. The Company has grown assets $49.3 million or 10.39% from June 30, 2003 to June 30, 2004. During this period from June 30, 2003 to June 30, 2004 loans have grown $88.0 million or 27.38% and deposits have grown $45.6 million or 10.98%.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain of these statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including the uncertainties inherent in the process of auditing and making end-of-year adjustments to a corporation’s financial statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

[Selected financial data follows]

Cavalry Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data)

Assets	June 30, 2004	December 31, 2003

Cash and cash equivalents	$32,765	$70,913
Investment securities available-for-sale, at fair value	41,268	55,123
Loans held for sale, at estimated fair value	3,922	2,648
Loans receivable, net of allowances for loan losses of $4,600 at June 30, 2004 and $4,525 at December 31, 2003	409,383	350,412
Accrued interest receivable	1,599	1,668
Office properties and equipment, net	18,005	18,431
Required investments in stock of the Federal Home Loan Bank and Federal Reserve Bank stock, at cost	3,057	2,992
Foreclosed assets	8	-
Bank owned life insurance	8,426	8,308
Goodwill	1,772	1,772
Other assets	3,376	2,905

Total assets	523,581	515,172

Liabilities

Liabilities:
Deposits:
Non-interest-bearing	$88,575	$72,443
Interest-bearing	372,364	381,814

	460,939	454,257
Advances from Federal Home Loan Bank of Cincinnati	2,862	2,889
Accrued expenses and other liabilities	5,022	3,599

Total liabilities	468,823	460,745

Shareholders' Equity

Preferred Stock, no par value Authorized - 250,000 shares; none issued or outstanding at June 30, 2004 and December 31, 2003	-	-
Common Stock, no par value Authorized- 49,750,000 shares; issued and outstanding 6,734,049 and 6,834,873 at June 30, 2004, and December 31, 2003	9,172	10,175
Retained earnings	48,045	46,633
Unallocated ESOP shares	(2,017)	(2,373)
Accumulated other comprehensive loss, net of tax	(442)	(8)

Total Shareholders' equity	54,758	54,427

Total Liabilities and Shareholders' Equity	$523,581	$515,172

Cavalry Bancorp,Inc
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2004	2003	2004	2003

Interest income:

Loans	$5,572	5,045	$10,844	10,069
Investment securities	336	306	685	589
Other	52	101	142	227

Total interest income	5,960	5,452	11,671	10,885

Interest expense - deposits	1,245	1,399	2,514	2,918
Interest expense - borrowings	24	25	48	49

Total interest expense	1,269	1,424	2,562	2,967

Net interest income	4,691	4,028	9,109	7,918

Provision for loan losses	75	45	176	101

Net interest income after provision for loan losses	4,616	3,983	8,933	7,817

Non-interest income:

Servicing income	47	60	93	131
Gain on sale of loans, net	816	1,702	1,402	3,024
Gain on sale of investment securities, net	12	-	78	11
Deposit servicing fees and charges	1,310	1,192	2,535	2,247
Trust service fees	274	248	566	494
Commissions and other non-banking fees	594	650	1,249	1,350
Other operating income	198	163	515	377

Total non-interest income	3,251	4,015	6,438	7,634

Non-interest expenses:
Salaries and employee benefits	3,659	3,877	7,232	7,536
Occupancy expense	329	344	655	659
Supplies, communications, and other office expenses	265	252	483	505
Advertising expense	165	122	316	223
Professional fees	210	130	398	235
Equipment and service bureau expense	845	736	1,661	1,431
Other operating expense	473	448	962	878

Total non-interest expense	5,946	5,909	11,707	11,467

Income before income tax expense	1,921	2,089	3,664	3,984

Income tax expense	754	811	1,481	1,538

Net income	$1,167	1,278	$2,183	2,446

Basic Earnings Per Share	$0.18	0.20	$0.34	0.38

Diluted Earnings Per Share	$0.17	0.19	$0.33	0.37

Weighted average shares outstanding - Basic	6,463,543	6,392,100	6,475,265	6,379,006

Weighted average shares outstanding - Diluted	6,691,848	6,694,136	6,713,153	6,640,591

Cavalry Bancorp, Inc.
Consolidated Financial
Highlights
(unaudited)
(dollars in thousands)

	June 30, 2004	December 31, 2003	% Change

FINANCIAL CONDITION DATA:

Total assets	$523,581	515,172	1.63%
Loans receivable, net	409,383	350,412	16.83%
Loans held-for-sale	3,922	2,648	48.11%
Investment securities available-for-sale	41,268	55,123	-25.13%
Cash and cash equivalents	32,765	70,913	-53.80%
Deposits	460,939	454,257	1.47%
Borrowings	2,862	2,889	-0.93%
Shareholders' Equity	54,758	54,427	0.61%

	For the quarters ending			For the six months ending
	June 30,			June 30,

	2004	2003	% Change	2004	2003	% Change

OPERATING DATA:

Interest income	$5,960	5,452	9.32%	$11,671	10,885	7.22%
Interest expense	1,269	1,424	-10.88%	2,562	2,967	-13.65%

Net interest income	4,691	4,028	16.46%	9,109	7,918	15.04%
Provision for loan losses	75	45	66.67%	176	101	74.26%

Net interest income
after provision for loan losses	4,616	3,983	15.89%	8,933	7,817	14.28%

Gains from sale of loans	816	1,702	-52.06%	1,402	3,024	-53.64%
Other income	2,435	2,313	5.27%	5,036	4,610	9.24%
Other expenses	5,946	5,909	0.63%	11,707	11,467	2.09%

Income before income taxes	1,921	2,089	-8.04%	3,664	3,984	-8.03%
Income tax expense	754	811	-7.03%	1,481	1,538	-3.71%

Net income	$1,167	1,278	-8.69%	$2,183	2,446	-10.75%

	For the quarters ending		For the six months ending
	June 30,		June 30,

	2004	2003	2004	2003

KEY FINANCIAL RATIOS

Performance Ratios:
Return on average assets	0.92%	1.12%	0.86%	1.09%
Return on average shareholders' equity	8.48%	9.91%	7.94%	9.66%
Interest rate spread	3.87%	3.74%	3.81%	3.73%
Net interest margin	4.11%	3.99%	4.02%	3.99%
Average interest-earning assets to average interest-bearing liabilities	121.39%	118.00%	119.41%	116.96%
Non-interest expense as a percent of average total assets	4.68%	5.20%	4.62%	5.12%
Efficiency ratio	74.87%	73.47%	75.30%	73.73%

Asset Quality Ratios:
Nonaccrual and 90 days or more past due loans as a percent of total loans, net	0.23%	0.27%
Nonperforming assets as a percent of total assets	0.18%	0.23%
Allowance for loan losses as a percent of total loans receivable	1.11%	1.44%
Net charge-offs to average outstanding loans	0.01%	0.02%	0.03%	0.04%